016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

PAR VALUE $0.01

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number

ZQ 000000

Shares

600620****
600620**
****600620****
*****600620***
******600620**

AMERISTAR

AMERISTAR CASINOS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 03070Q 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY***

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

AMERISTAR CASINOS, INC., transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are subject to all of terms, conditions and limitations of the Articles of Incorporation and all amendments thereto and the By-Laws of the Company, to all of which the holder of this certificate assents by acceptance hereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>

Chief Executive Officer

AMERISTAR CASINOS, INC. CORPORATE SEAL 1993 NEVADA

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

Chief Financial Officer, Secretary and Treasurer

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

SPECIMEN

1234567

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT- . . . . . . . . . .Custodian . . . . . . . . . . . . . . . TEN ENT — as tenants by the entireties under Uniform Gifts to Minors Act . . . . . . . . . . . . . JT TEN — as joint tenants with right of survivorship UNIF TRF MIN ACT . . . . . . . . . . . . . . .Custodian (until age. . . ). . . . . . . . . . . and not as tenants in common (Cust) (Minor) under Uniform Transfers to Minors Act. . . . . . . . . . (State) Additional abbreviations may also be used though not in the above list. For value received, ___ hereby sell, assign and transfer unto ___ ___ ___ ___Shares ___Attorney Dated: ___ 20___ Signature: ___ Signature: ___ Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. (Cust) (Minor) (State) PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within-named Company with full power of substitution in the premises. AMERISTAR CASINOS, INC. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.